Exhibit 99.1

LaSalle Hotel Properties Acquires Hotel Roger Williams in New York City

BETHESDA, MD, October 6, 2010 — LaSalle Hotel Properties (NYSE: LHO) today announced that it acquired the leasehold interest in Hotel Roger Williams for $90.0 million plus approximately $4.5 million of additional costs, of which approximately $0.5 million will be recognized as transaction expenses during the fourth quarter of 2010. The 193-room hotel is located at the corner of Madison Avenue and 31st Street in midtown New York City.

“We are excited about the acquisition of Hotel Roger Williams and the opportunity to further invest in New York City,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “New York has demonstrated exceedingly strong growth thus far in the recovery, and we believe the outlook for this market is very favorable.”

Located just four blocks from the Empire State Building and less than seven blocks from Madison Square Garden and Penn Station, Hotel Roger Williams is within walking distance of midtown businesses, world renowned shopping, five-star dining and some of New York City’s preeminent tourist attractions. The hotel is also just three blocks from Broadway, less than a mile from Times Square and proximate to Soho and the Fashion District.

The property features a three-meal restaurant, called the Lounge Roger Williams, and offers 1,300 square feet of meeting and function space, including a beautifully landscaped 800 square foot outside terrace. The building was originally constructed in the 1930’s and was converted to a hotel in 1998. The hotel will continue to be managed by JRK Hotel Group, Inc.

Hotel Roger Williams is subject to a master lease, which expires December 31, 2044. The $90.0 million purchase price includes the Company’s assumption of a $64.0 million loan secured by the hotel with a fixed annual interest rate of 6.31%. The Company funded the remainder of the purchase price with borrowings under its senior unsecured credit facility.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust owning 34 upscale full-service hotels, totaling over 9,000 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Sheraton Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Thompson Hotels, Sandcastle Resorts & Hotels, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts and JRK Hotel Group, Inc.

LaSalle Hotel Properties Acquires Hotel Roger Williams

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,”“will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include statements about the outlook for New York City and transaction costs related to the acquisition of Hotel Roger Williams. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Contacts:

Michael Barnello or Kenneth Fuller, LaSalle Hotel Properties – 301/941-1500

For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

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